UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2603 Main Street, Suite 1155, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 235-8062

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01	Other Information

Effective October 3, 2007, BioLargo, Inc. and its wholly-owned subsidiary BioLargo Life Technologies, Inc. (collectively, the “Company”), entered into a product evaluation agreement (the “Syngenta Agreement”) with Syngenta Crop Protection, Inc. (“Syngenta”).

Over the next several months to one year, Syngenta will have the exclusive right to conduct initial evaluation and laboratory testing of the Company’s BioLargo technology for its commercial utility in a field of use consisting of various specified agrochemical and similar applications. An initial milestone payment shall be paid by Syngenta to the Company for this initial evaluation and testing, and in exchange the Company has agreed not to engage in any negotiations or testing with other parties related to the specified field of use.

Additionally, the Syngenta Agreement provides that, should Syngenta elect to proceed further to field testing or commercial development of a product in a specified field of use, the parties will negotiate with each other exclusively and in good faith additional agreements and milestone payments for such specific selected uses. Should Syngenta then elect to commercialize a product based on the Company’s BioLargo technology, the parties will have 12 months from the completion of product development for any selected application to negotiate with each other exclusively and in good faith and enter into a commercial license agreement for such selected application. Should Syngenta elect not to proceed at any stage, the Company shall thereafter be free to seek alternative routes to commercialization and alternative partners for applications in the specified field of use.

Syngenta will not obtain any rights to any portion of the Company’s BioLargo technology as a result of the product evaluation agreement itself. However, the Syngenta Agreement does provide how rights to new inventions will be managed during the term of the initial evaluation and testing. Title to all new inventions made by the Company resulting from the work performed under the Syngenta Agreement shall reside in the Company. Title to all new inventions made by Syngenta resulting from the work performed under the Syngenta Agreement shall reside in Syngenta. Title to all inventions and discoveries made jointly by Syngenta and the Company resulting from the work performed under the Syngenta Agreement shall reside jointly in Syngenta and the Company. Inventorship shall be determined in accordance with U.S. Patent law, as the same may exist from time to time.

Additionally, among other things, the parties have agreed to keep each other’s information and materials confidential; have provided for the manner in which patent applications shall be filed with respect to any new inventions; and have agreed to mutual indemnification.

Item 9.01	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2007	BIOLARGO, INC.

	By:	/s/ Dennis Calvert
Dennis Calvert
Chief Executive Officer